                                                                     EXHIBIT 21

                        SUSIDIARIES OF LABOR READY, INC.

                                                         Incorporated in
                Corporate Name                           State/County of
==============================================================================
Labor Ready Assurance Company                            Cayman Island

Labor Ready Central, Inc.                                Washington

Labor Ready Central II, LLC                              Washington

Labor Ready Central III, LP                              Washington

Labor Ready GP Company, Inc.                             Washington

Labor Ready Mid-Atlantic, Inc.                           Washington

Labor Ready Mid-Atlantic II, Inc.                        Washington

Labor Ready Mid-Atlantic III, LP                         Washington

Labor Ready Midwest, Inc.                                Washington

Labor Ready Northeast, Inc.                              Washington

Labor Ready Northwest, Inc.                              Washington

Labor Ready Properties, Inc.                             Nevada

Labor Ready Puerto Rico, Inc.                            Puerto Rico

Labor Ready Southeast, Inc.                              Washington

Labor Ready Southeast II, Inc.                           Washington

Labor Ready Southeast III, LP                            Washington

Labor Ready Southwest, Inc.                              Washington

Labour Ready Temporary Services, Ltd.                    Canada

Labour Ready Temporary Services UK, Ltd.                 United Kingdom

Workers Assurance of Hawaii, Inc.                        Hawaii